For Immediate Release

Contacts:	Amy Power	Troy Scheer
	Office: 214.618.3318	Office: 972-323-0491
	Mobile: 214.693.2146	Mobile: 469-358-6691
	amy@trancemarketinggroup.com	troy@trancemarketinggroup.com

USGN RECEIVES APPLICABLE EXPORT LICENSE FOR SHIPMENT OF MAPSANDS™
COMPONENTS TO GULF COOPERATION COUNCIL COUNTRY FOR DEMONSTRATION

(CARSON CITY, Nevada) May 1, 2006 -- US Global Nanospace, Inc. (OTCBB: USGA.OB) ("USGN") today announced that it has received the applicable export license to ship the final suite of equipment to the Gulf Cooperation Council country that had previously issued invitations to USGN to conduct a MAPSANDS™ demonstration of capability in that country.

The purpose of the demonstration is to highlight both the key performance features of the baseline MAPSANDS™ system and the flexibility to expand the system for border and pipeline security, infrastructure protection, and mobile applications.

A USGN advance team recently returned from meetings in the host GCC country to plan the demonstration and stage the equipment at the demonstration site.

“Military and civilian officials in this government have expressed ongoing and significant interest in MAPSANDS™ for use in border and infrastructure protection applications, and view the demonstration as a critical opportunity to validate the baseline capability,” said Carl Gruenler, USGN Chief Executive Officer. “Receiving approval to ship the final system components has allowed us to complete plans for the demonstration. We look forward to providing further information as we progress.”

MAPSANDS™ is an acronym for USGN's patent pending Modular Autonomous Perimeter Security and Non-Lethal Defense System. MAPSANDS™ is designed to provide for automated wide-area sensing and deterrence without the need for human intervention. More information about MAPSANDS™ can be found on USGN's website at usgn.com.

About US Global Nanospace
US Global Nanospace, Inc. is a solutions oriented research and development company that specializes in identifying, developing, and commercializing new and emerging technologies and products for integration into the security, defense and health and safety markets. USGN uses cross-discipline knowledge in the areas of science, engineering, nanotechnology and nanomaterials to develop products that address high performance issues. USGN has focused its commercial efforts on identifying strategic partnership companies that have the resources to manufacture, market or integrate its products on a commercial scale. USGN's products include MAPSANDS(TM), All-Clear(TM) Chem/Bio Decontamination Foam, the G-Lam line of variable threat armor solutions, NanoFilters for HVAC, NanoFilterCX, BlastX, and Radomes. More information is available at http://www.usgn.com or http://www.mapsands.com.

Safe Harbor
This announcement contains express or implied forward-looking statements about US Global Nanospace's future financial and operating results, products and business relationships. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, reliance on the manufacturing, sales and marketing efforts of a third party over which US Global Nanospace has no direct control, enforceability, and validity of proprietary rights, ability to raise sufficient capital or borrow sufficient funds to fund future operations, ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products by customers, the outcome of pending or future litigation, ability to obtain and maintain regulatory approvals for products, general economic factors and other risks identified and discussed in US Global Nanospace's filings with the Securities and Exchange Commission, including those set forth in US Global Nanospace's annual report on Form 10-KSB for the fiscal year ended March 31, 2005 and its subsequent quarterly reports on Form 10-QSB. These forward-looking statements are based on management's expectations as of the date hereof. Future results may differ materially from US Global Nanospace's current expectations. US Global Nanospace disclaims any intent or obligation to update those forward-looking statements, except as required by law.

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